CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Post-Effective Amendment No. 4 to the Registration Statement on Form S-1/A of KAL Energy, Inc. (formerly Patriarch Inc.) of our report, dated August 4, 2006, for the year ended May 31, 2006, and for the cumulative period from inception, February 1, 2001, to May 31, 2006.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

Vancouver, Canada
August 8, 2008	Chartered Accountants